UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2021

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	001-08897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4900 E. Dublin-Granville Road, Columbus, Ohio 43081
(Address of principal executive offices) (Zip Code)

(614) 278-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares	BIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
                                Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into Material Definitive Agreements.

On September 22, 2021, Big Lots, Inc. (“BLI”), its wholly-owned subsidiary Big Lots Stores, Inc. (“BLSI”), and certain of its other direct and indirect wholly-owned subsidiaries (together with BLI and BLSI, “we,” “us” or “our”) entered into a new $600 million five-year unsecured credit facility (the “2021 Credit Agreement”). The 2021 Credit Agreement was entered into by and among BLI and BLSI, as borrowers; certain subsidiaries named therein, as guarantors; the Banks named therein; PNC Bank, National Association, as administrative agent for the Banks; PNC Capital Markets LLC, as a Joint Lead Arranger and Joint Bookrunner; Wells Fargo Bank, National Association, U.S. Bank National Association and Truist Bank, as Co-Syndication Agents, Joint Lead Arrangers and Joint Bookrunners; and The Huntington National Bank, Bank of America N.A., Fifth Third Bank, National Association, and MUFG Bank, Ltd. as Co-Documentation Agents.

The 2021 Credit Agreement replaces the $700 million five-year unsecured credit facility we entered into on August 31, 2018, as amended (“2018 Credit Agreement”). The 2018 Credit Agreement was scheduled to expire on August 31, 2023, but was terminated concurrent with our entry into the 2021 Credit Agreement. We did not incur any material early termination penalties in connection with the termination of the 2018 Credit Agreement. The 2021 Credit Agreement expires on September [22], 2026. The proceeds of the 2021 Credit Agreement are available for general corporate purposes, working capital and to repay certain of our indebtedness, including amounts due under the 2018 Credit Agreement. The 2021 Credit Agreement includes a $50 million swing loan sublimit, a $75 million letter of credit sublimit, a $75 million sublimit for loans to foreign borrowers, and a $200 million optional currency submit. Optional currencies include Canadian Dollars, Euros and any other currencies approved by PNC and the Banks. Under the 2021 Credit Agreement, BLI and BLSI have the option to (a) establish one or more incremental term loans and/or increases in the Revolving Credit Commitments (as defined in the 2021 Credit Agreement) in an aggregate amount of up to $300 million, subject to agreement by the Banks to increase their commitments, and (b) extend the maturity date of the 2021 Credit Agreement by one year no more than two times during the term of the facility, subject to agreement by each Bank to extend the maturity date in respect of its loans.

The interest rates, pricing and fees under the 2021 Credit Agreement fluctuate based on BLI’s debt rating or its leverage ratio, whichever results in more favorable pricing to us. The 2021 Credit Agreement allows us to select our interest rate for each borrowing from multiple interest rate options. The interest rate options are generally derived from the prime rate or LIBOR. The 2021 Credit Agreement updated the LIBOR fallback language to implement “hardwired” fallback provisions, pursuant to which the interest rate on the loans will transition to an alternative rate upon the occurrence of certain LIBOR cessation events. Loans made under the 2021 Credit Agreement may be prepaid. The 2021 Credit Agreement contains financial and other covenants, including, but not limited to, limitations on indebtedness, liens and investments, as well as the maintenance of two financial ratios - a leverage ratio and a fixed charge coverage ratio. The 2021 Credit Agreement increases the maximum leverage ratio for each fiscal quarter by 0.25 and does not change the fixed charge coverage ratio requirement from the 2018 Credit Agreement. A violation of these covenants could result in a default under the 2021 Credit Agreement which would permit the lenders to restrict our ability to further access the 2021 Credit Agreement for loans and letters of credit and require the immediate repayment of any outstanding loans under the 2021 Credit Agreement. As of September 22, 2021, the Company had utilized $7 million in letters of credit and had no borrowings outstanding under the 2018 credit facility. Certain of the lenders who are a party to the 2021 Credit Agreement provide us with commercial banking, trustee and custodial services.

Simultaneous with our entry into the 2021 Credit Agreement, AVDC, Inc. (“AVDC”), a wholly owned subsidiary of BLI, BLI and certain subsidiaries of BLI named therein, as guarantors (the “Operative Agreements Guarantors”), Wachovia Service Corporation, as lessor (“Lessor”), Wells Fargo Bank, N.A., as agent (“Agent”), and the lease participant parties thereto (the “Lease Participants”) entered into the Third Amendment to Certain Operative Agreements (the “2021 Operative Agreements Amendment”). The 2021 Operative Agreements Amendment makes conforming changes to the Participation Agreement dated November 30, 2017 among AVDC, BLI, the other Operative Agreement Guarantors, Lessor, Agent and the Lease Participants, as previously amended, to align with the changes made to the 2018 Credit Agreement in the 2021 Credit Agreement.

A copy of the 2021 Credit Agreement and the 2021 Operative Agreements Amendment are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively. The foregoing descriptions of the 2021 Credit Agreement and the 2021 Operative Agreements Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the 2021 Credit Agreement and the 2021 Operative Agreements Amendment, as applicable, which are incorporated herein by reference.

Press Release

On September 22, 2021, BLI issued a press release announcing the matters described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	10.1	Credit Agreement, dated September 22, 2021, by and among Big Lots, Inc. and Big Lots Stores, Inc., as borrowers, the Guarantors named therein, and the Banks named therein.

	10.2	Third Amendment to Operative Documents, dated September 22, 2021, by and among AVDC, Inc., as lessee, the guarantors thereto, Wachovia Service Corporation, as lessor, Wells Fargo Bank, N.A., as agent, and the lease participant parties thereto.

	99.1	Big Lots, Inc. Press Release dated September 22, 2021.

	104	Cover Page Interactive Data File (formatted as Inline XBRL).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: September 27, 2021	By:	/s/ Ronald A. Robins, Jr.
Ronald A. Robins, Jr.
Executive Vice President, Chief Legal and Governance Officer, General Counsel and Corporate Secretary